Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Offering Statement on Form 1-A of our report dated August 2, 2021, of Emerging Fuels Technology, Inc relating to the audits of the financial statements for the years ending December 31, 2020 and 2019.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 10, 2021